Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Atlas Technical Consultants, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of February, 2021.

AS&M HOLDINGS LP

By:	AS&M Holdings GP LLC,
its general partner

By:	/s/ Chris Dillon
Name:	Chris Dillon
Title:	Authorized Signatory

AS&M HOLDINGS GP LLC

By:	/s/ Chris Dillon
Name:	Chris Dillon
Title:	Authorized Signatory

AS&M SPV, LLC

By:	/s/ Chris Dillon
Name:	Chris Dillon
Title:	Authorized Signatory

ARROW ENVIRONMENTAL SPV, LLC

By:	/s/ Mark Spender
Name:	Mark Spender
Title:	Authorized Signatory

BCP ENERGY SERVICES FUND, LP

By:	BCP Energy Services Fund GP, LP,
its general partner

By:	BCP Energy Services Fund UGP, LLC,
its general partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Authorized Signatory

BCP ENERGY SERVICES FUND-A, LP

By:	BCP Energy Services Fund GP, LP,
its general partner

By:	BCP Energy Services Fund UGP, LLC,
its general partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Authorized Signatory

BCP ENERGY SERVICES EXECUTIVE FUND, LP

By:	BCP Energy Services Fund GP, LP,
its general partner

By:	BCP Energy Services Fund UGP, LLC,
its general partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Authorized Signatory

BCP ENERGY SERVICES FUND GP, LP

By:	BCP Energy Services Fund UGP, LLC,
its general partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Authorized Signatory

BCP ENERGY SERVICES FUND UGP, LLC

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Authorized Signatory

JAMES M. BERNHARD JR.

By:	/s/ James M. Bernhard Jr.
Name:	James M. Bernhard Jr.

JEFFREY SCOTT JENKINS

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins